UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

FLUX POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)           On June 28, 2019, Christopher L. Anthony notified the Board of Directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”) that he will resign from the position of Chairman of the Board, effective June 28, 2019. Mr. Anthony’s resignation was not due to a disagreement with the Company, its operations, policies, or practices. Effective immediately upon the resignation of Mr. Anthony, Ronald F. Dutt, currently the Chief Executive Officer, President, and Director of the Company, will serve as the Chairman of the Board.

(d)           On June 28, 2019, the Board appointed Lisa Walters-Hoffert and Dale Robinette to the Company’s Board of Directors.

Lisa Walters-Hoffert, age 60, will serve on the Company’s Audit Committee, Nominations Committee, and Compensation Committee, and will chair the Audit Committee. Ms. Walters-Hoffert co-founded Daré Bioscience Operations, Inc. (“Daré”) in 2015 and served as Daré’s Chief Business Officer.  Following Daré’s business combination with Cerulean Pharma Inc. on July 19, 2017, she became the Chief Financial Officer of the renamed company, Daré Bioscience, Inc. During the 25 years prior to joining the team, Ms. Walters-Hoffert was an investment banker focused primarily on raising equity capital for, and providing advisory services to, small-cap public companies. From 2003 to 2015, Ms. Walters-Hoffert worked for Roth Capital Partners, an investment banking firm focused on providing investment banking services to such companies, most recently serving as Managing Director in the Investment Banking Division, overseeing the firm’s San Diego office and its activities with respect to medical device, diagnostic and specialty pharma companies. At Roth Capital Partners, Ms. Walters-Hoffert trained and managed transaction deal teams and was responsible for the oversight of all aspects of transactions, including due diligence, internal communications with sales forces and external communications with institutional investors, among others. Ms. Walters-Hoffert has held various positions in the corporate finance and investment banking divisions of Citicorp Securities in San José, Costa Rica and Oppenheimer & Co, Inc. in New York City, New York. Ms. Walters-Hoffert has served as a member of the Board of Directors of the San Diego Venture Group, as Past Chair of the UCSD Librarian’s Advisory Board and as Immediate Past Chair of the Board of Planned Parenthood of the Pacific Southwest. Ms. Walters-Hoffert graduated magna cum laude from Duke University with a B.S. in Management Sciences.

Dale Robinette, age 55, will serve on the Company’s Audit Committee, Nominations Committee, and Compensation Committee, and chair the Compensation Committee and the Nominations Committee. Mr. Robinette was appointed to our Board on June 28, 2019. Mr. Robinette has been a CEO Coach and Master Chair since 2013 as an independent contractor to Vistage in addition to providing business consulting related to top-line growth and bottom line improvement with his company EPIQ Development. Mr. Robinette has been a Board Director with LensLock since 2016, a policy body worn camera SaaS solution. From 2013 – 2019, Mr. Robinette was the Founder and CEO of EPIQ Space, the worlds leading product marketing website for the satellite industry, a member based community of suppliers promoting their offering. Mr. Robinette was with Peregrine Semiconductor from 2013 – 2019 in two roles as a Director of WW Sales as well as the Director of the High Reliability Business Unit. Mr. Robinette started his career from 1991 – 2007 at Tyco Electronics (today branded as TE Connectivity), a $12 billion world leader in passive electronics in various sales, sales leadership and product development leadership roles. Mr. Robinette received a Bachelor of Science degree in Business Administration, Marketing from San Diego State University.

The Board has determined that James Gevarges, a current director of the Company, Lisa Walters-Hoffert and Dale Robinette satisfied the definition of “independent director” and the requirements for service on the Board’s Audit, Nominations, and Compensation Committees under the NASDAQ listing standards.

In connection with their appointment as directors of the Company, Dale Robinette and Lisa Walters-Hoffert entered into the Company’s form of indemnification agreement on June 28, 2019. Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings with any other person pursuant to which Lisa Walters-Hoffert and Dale Robinette were appointed as directors of the Company. There are also no family relationships between Lisa Walters-Hoffert or Dale Robinette and any of the Company’s directors or executive officers. Except as disclosed in this Current Report on Form 8-K, Lisa Walters-Hoffert and Dale Robinette have no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

Establishment of Audit Committee and Adoption of Audit Committee Charter.

On June 28, 2019, the Board established an audit committee (the “Audit Committee”) and approved and adopted a charter (the “Audit Committee Charter”) to govern the Audit Committee.

Each member of the Audit Committee will meet the independence requirements of NASDAQ, and the SEC, as well as any other applicable requirements. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to oversee the financial reporting and disclosure process. The establishment of the Audit Committee and the approval of the Audit Committee Charter are both effective on June 28, 2019. A copy of the Company’s Audit Committee Charter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Establishment of Nominations Committee and Adoption of Nominations Committee Charter.

On June 28, 2019, the Board established a nominating and corporate governance committee (the “Nominations Committee”) and approved and adopted a charter (the “Nominations Committee Charter”) to govern the Nominations Committee.

Each member of the Nominations Committee will meet the independence requirements of NASDAQ, and the SEC, as well as any other applicable requirements. In addition to the enumerated responsibilities of the Nominations Committee in the Nominations Committee Charter, the primary function of the Nominations Committee is to identify individuals qualified to become Board member, recommend nominated persons to the Board for election, develop and recommend to the Board corporate governance principles, and oversee the evaluation of the Board and committees of the Board. The establishment of the Nominations Committee and the approval of the Nominations Committee Charter are both effective on June 28, 2019. A copy of the Company’s Nominations Committee Charter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Establishment of Compensation Committee and Adoption of Compensation Committee Charter.

On June 28, 2019, the Board established a compensation committee (the “Compensation Committee”) and approved and adopted a charter (the “Compensation Committee Charter”) to govern the Compensation Committee.

Each member of the Compensation Committee will meet the independence requirements of NASDAQ, and the SEC, as well as any other applicable requirements. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to assist the Board in carrying out its responsibilities with respect to compensation. The establishment of the Compensation Committee and the approval of the Nominations Committee Charter are both effective on June 28, 2019. A copy of the Company’s Compensation Committee Charter is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Adoption of Code of Business Conduct and Ethics

On June 28, 2019, the Board adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s directors, officers, and employees. Any waivers of any provision of this Code for the Company’s directors or officers may be granted only by the Board or a committee appointed by the Board. Any waivers of any provisions of this Code for an employee or a representative may be granted only by the Company’s chief executive officer or principal accounting officer. The Company is filing a copy of the Code with the SEC as Exhibit 99.4 and will make it available on the Company’s website at www.fluxpower.com. In addition, the Company will provide any person, without charge, a copy of this Code. Requests for a copy of the Code may be made by writing to the Company at c/o Flux Power Holdings, Inc., 2685 S. Melrose Drive, Vista, California 92081.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Audit Committee Charter adopted by the Board on June 28, 2019.
99.2	Nominations Committee Charter adopted by the Board on June 28, 2019.
99.3	Compensation Committee Charter adopted by the Board on June 28, 2019.
99.4	Code of Business Conduct and Ethics adopted by the Board on June 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

/s/ Ronald F Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: July 2, 2019

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